UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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NGAS Resources, Inc.

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NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Notice of Annual Meeting
and Proxy Statement
April 29, 2008
     The annual general meeting of shareholders of NGAS Resources, Inc. will be held at 2:00 p.m. (PDT) on June 26, 2008 at 625 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 2T6, to:
1.	Fix the size of our board of directors;

2.	Elect directors;

3	Ratify the appointment of auditors for 2008; and

4.	Transact any other business that may properly come before the meeting.
     The record date for determining shareholders entitled to vote at the meeting or any adjournment of the meeting is April 29, 2008. A list of our shareholders as of the record date will be available for inspection at our offices in Lexington, Kentucky for ten days before the meeting during normal business hours.
     You are cordially invited to attend the meeting. If you do not plan to attend, please vote your shares using the accompanying proxy card or one of the other methods listed below and described in more detail in the attached proxy statement.

By order of the Board of Directors,

William S. Daugherty
Chairman of the Board, President
and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on June 26, 2008:
Our proxy statement and 2007 annual report are available at www.ngas.com.

YOUR VOTE IS IMPORTANT. YOU CAN VOTE IN ONE OF FOUR WAYS:
1.	Complete and return your proxy card to vote by mail;

2.	Use the telephone number shown on your proxy card to vote by telephone;

3.	Visit the website noted on your proxy card to vote online; or

4.	Attend the meeting to vote in person.

NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING
General
     Your proxy is being solicited by the board of directors (the “board”) of NGAS Resources, Inc. (the “company,” “NGAS,” “we,” “us” or “our”) for voting at our annual general meeting of shareholders (the “meeting”). The meeting will be held at 625 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 2T6, at 2:00 p.m. (PDT) on June 26, 2008. This proxy statement and the accompanying proxy card and 2007 annual report are being mailed on or about May 5, 2008 to holders of record of our common stock.
Who Can Vote
     Only shareholders of record as of the close of business on April 29, 2008, the record date for the meeting, are entitled to vote at the meeting or any adjournment of the meeting. Each share of common stock held on the record date entitles the holder to one vote on each matter that properly comes before the meeting.
How to Vote
     Shareholders of record (who hold shares in their own name) can vote their shares one of the following ways. If you vote by telephone or online, your electronic vote authorizes the named proxies in the same way as if you returned your signed proxy card. The procedures for telephone or online voting are designed to authenticate your identity as a record holder and to accurately record your vote on each proposal.
•	By Mail: Complete and return your proxy card in the postage-paid envelope provided with this proxy statement;

•	By Telephone: Call the telephone number on your proxy card to vote by telephone. You will need to follow the instructions on your proxy card and the voice prompts;

•	Online: Go to the website listed on your proxy card to vote online. Follow the instructions on your proxy card and the designated website.

•	In Person: Attend the meeting or send a personal representative with an appropriate proxy to vote by ballot at the meeting.
     If your shares are held in “street name” through your bank, broker or other holder of record, you will receive instructions from them on the steps you must follow for your shares to be voted. Internet and telephone voting are offered by most banks and brokers, who generally provide voting instructions on the proxy card or materials they forward to you.
Changing Your Vote
     You may change your vote before your proxy is used. If you voted by mail, you may revoke your proxy by delivering a new signed proxy card or a written revocation to us or our transfer agent no later than two business days before the meeting or by attending the meeting and voting in person. If you voted online or by telephone, you may change your vote using the original voting procedures or voting in person at the meeting.
Quorum Requirements
     As of the record date for the meeting, there were 26,263,064 shares of our common stock issued and outstanding. The holders of at least one-third of the outstanding common shares, present in person or by proxy, will constitute a quorum for conducting the meeting.
Voting Requirements
     Passage of the voting items for the size of our board and the ratification of auditors requires approval by a majority of the votes cast the meeting, in person or by proxy. Directors are elected by plurality votes. All shares represented at the meeting by properly executed or authenticated proxies will be voted as specified. If no specification is made on any voting item, they will be voted FOR the item. If your shares are held in street name, your broker, bank or other nominee may refrain from voting if you do not tell them how to vote your shares. In that case, your shares will be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval or disapproval of any voting item.
Cost of Proxy Solicitation
     The cost of soliciting proxies for the meeting will be borne by the company. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners for their voting instructions and will reimburse the expenses they incur for that purpose.
Reduce Duplicate Mailings
     We have adopted a procedure called “householding” that was approved by the Securities and Exchange Commission (“SEC”) to avoid the costs of mailing duplicate sets of proxy materials to a single household. Householding applies to holders of our common stock who share the same last name and address or who hold our shares in more than one account. If you are currently receiving multiple copies of our proxy materials and annual report, please mark the designated box on the proxy card for each account receiving duplicate materials. You will continue to receive separate proxy cards for voting each account. Street name shareholders who wish to discontinue receiving duplicate mailings should follow the householding instructions provided in this year’s proxy materials mailed to them by their bank or broker.
INFORMATION ABOUT THE BOARD
Corporate Governance
     Structure. Our business is managed under the direction of the board and its committees. Our general policy is for all major decisions to be considered by the board as a whole. The board performs its oversight function through meetings of its members and its committees. Directors are expected to attend board meetings and meetings of committees on which they serve, and to devote the time needed to fulfill their responsibilities. During 2007, our board took action, either at meetings or by consent, on a total of twelve occasions. No director attended or participated in fewer than 90% of those meetings or actions by consent. All of our directors also attended our 2007 annual meeting of shareholders.
     Board Composition and Director Independence. Our board currently has one member from management, William S. Daugherty, who has served since our formation as our President and Chief Executive Officer (“CEO”), and two non-management directors, James K. Klyman and Thomas F. Miller. The board has determined that each of its non-management members meets the criteria for independence under our Nasdaq listing standards. Those criteria were also met by Charles L. Cotterell, who served as a member of our board and several of its committees from June 1994 until his death in September 2007.
     Communications with the Board. It is our general policy that management speaks for the company. Under this policy, our senior executives are responsible for establishing effective communications with the company’s shareholders, industry partners, suppliers and contractors, employees, advisers, regulators, community groups and various other constituencies that are involved in our day-to-day business. Our non-management directors meet periodically with our auditors, with and without participation by management. They may also communicate individually with other constituencies from time to time at the request or with the knowledge of senior management. Shareholders or other parties interested in communicating with the non-management directors as a group or with the board may contact us by writing to Shareholder Administration at our corporate offices in Lexington, Kentucky or by using the contact procedures provided on our website. See “Where You Can Find More Information.”
Committees of the Board
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board is responsible for recommending nominees for election to the board by our shareholders and candidates to fill any vacancies on the board between annual meetings of shareholders. The committee is comprised of James K. Klyman and Thomas F. Miller, who filled the vacancy created late in 2007 by the death of Charles L. Cotterell. During 2007, the committee held one meeting. The qualifications considered by the committee in assessing director candidates include:

•	Understanding of the dynamics and complexities involved in managing a publicly held organization, as reflected in a proven record of competence and accomplishments in business, education or the professions;

•	Reputation for exercising sound and objective business judgment and for conducting themselves with the highest personal and professional ethics, values and integrity;

•	Willingness to maintain a committed relationship with the company as a director and a genuine interest in representing its shareholders overall;

•	Desire and ability to spend the time required to function effectively as a director; and

•	Resolve to independently analyze matters presented for consideration in a fair and open-minded manner and in the best interests of the company’s shareholders.
     The nominating and corporate governance committee is also responsible for overseeing the board’s self-evaluation process. This involves periodically reviewing and evaluating the processes and performance of the board and its members to identify areas where their effectiveness may be refined or improved. As part of this function, the committee assesses the manner and process by which major matters are brought to the board for authorization. The committee also oversees administration of the company’s code of ethics and maintains procedures for the receipt and resolution of any complaints received by the company on matters addressed by the code or on director nominations or other corporate governance matters.
     Audit Committee. The audit committee of our board oversees our internal controls and financial reporting process. The committee is comprised of James K. Klyman and Thomas F. Miller. Mr. Miller serves as audit committee financial expert. The board has determined that Mr. Miller meets the financial expert criteria adopted by the SEC for financial accounting experience and expertise. During 2007, the audit committee took action at meetings or by consent on five occasions. As part of its oversight process, the committee is responsible for the following audit related matters:
•	Appointment and retention of the independent certified public accountants to audit our annual financial statements for each audit cycle;

•	Review and evaluation of the written disclosures from the auditors to confirm their independence;

•	Approval of the company’s compensation arrangements with the auditors for each audit cycle;

•	Oversight of the work performed by the auditors in connection with their audit services; and

•	Review and resolution of any disagreements between management and the auditors on financial reporting matters.
     The audit committee also periodically reviews and assesses our internal controls and procedures. In this capacity, the committee is responsible for the following functions:
•	Monitoring the company’s internal controls and financial reporting process;

•	Assessing whether the internal controls over financial reporting provide reasonable assurances on the reliability of our financial reporting and the preparation of our financial statements;

•	Discussing the results of their review with management and representatives of our auditors;

•	Making recommendations to the board on external reporting of our audited financial statements; and

•	Maintaining procedures for the treatment of any complaints received by the company on accounting, internal accounting controls or auditing matters.
     Compensation Committee. The compensation committee of our board is responsible for recommending compensation levels for officers of the company. The committee is comprised of James K. Klyman and Thomas F. Miller, who filled the vacancy created by the death of Charles L. Cotterell late last year. During 2007, the committee took action at meetings or by consent on three occasions. The committee’s responsibilities include:

•	Defining the compensation philosophy of the company and assisting in the development and implementation of those policies;

•	Establishing the general framework for executive compensation and incentives, both long and short term, to achieve the goals of the company’s compensation philosophy;

•	Annually reviewing and approving corporate goals and objectives and evaluating the performance of the CEO and other members of senior management in light of those goals and objectives;

•	Establishing the annual base salary, incentive compensation and any other compensation for the CEO and reviewing the recommendations of the CEO for compensation of the other members of senior management;

•	Reviewing and approving recommendations of senior management for annual compensation of mid-level management personnel and other key employees;

•	Administering the company’s incentive stock and stock option plans and discharging the duties imposed on the committee under those plans; and

•	Reviewing and evaluating with management the Compensation Discussion and Analysis with a view to determining whether its inclusion in the annual proxy statement should be recommended to the board.
     Compensation Committee Interlocks and Insider Participation. Because compensation committee membership is limited to independent directors, its activities do not involve any interlocks or insider participation.
     Committee Charters and Code of Ethics. Our board has adopted a nominating and corporate governance charter, an audit committee charter and a code of ethics in accordance with Nasdaq listing standards. You may obtain a copy of these committee charters and code of ethics from us without charge. Printable versions are also available on our website. See “Where You Can Find More Information.”
Members of the Board
     A summary of the business experience and background of the three incumbent directors of the company is set forth below.
     William S. Daugherty, age 53, has served as our President, Chief Executive Officer and member of our board of directors since September 1993, as well as our Chairman of the Board since 1995. He has also served as the Chairman of the Board of Daugherty Petroleum, Inc., our operating subsidiary (“DPI”), since 1984. Mr. Daugherty currently serves as the Governor of Kentucky’s Official Representative to the Interstate Oil and Gas Compact Commission and as a member of the Board of Directors of the Independent Petroleum Association of America. He also serves on the Unconventional Resources Technology Advisory Committee. He is a past president of both the Kentucky Oil and Gas Association (“KOGA”) and the Kentucky Independent Petroleum Producers Association. Mr. Daugherty holds a B.S. Degree from Berea College, Berea, Kentucky.
     James K. Klyman, age 53, has served as a member of our board of directors and various committees of the board since 1992. For the past ten years, he has worked in various executive capacities with computer software firms specializing in digital media, computer and electronic arts. Mr. Klyman received a B.A. degree from York University, Toronto, Canada.
     Thomas F. Miller, age 62, has served as a member of our board and various committees since 2004. In February 2003, he joined Rural Development and Finance Corporation, a provider of housing development and community loans in the border region of Texas and on Indian reservations in Montana, serving as Chief Operating Officer since December 2003. Prior to joining that organization, he served for two years as Senior Vice President of Low Income Investment Fund, a provider of investment capital for affordable housing and community facilities. From 1973 through 2001, Mr. Miller was engaged in various economic development, job creation and poverty reduction projects, initially with Kentucky Highlands Investment Corporation, a development venture capital group focused in Kentucky, where he served as President for ten years, followed by fifteen years of service with the Ford Foundation, both in the United States and East Africa. Before entering project finance, Mr. Miller was employed by Arthur Andersen & Co. for five years. He received his CPA certificate in 1972 and holds a B.A. degree from Marietta College, Marietta, Ohio.

Director Compensation
     We reimburse our non-management directors for the expenses they incur in attending meetings of the board or its committees. We did not pay any cash fees to our directors during 2007. In lieu of cash fees, each of our non-management directors participates in our incentive stock and stock option plans. The following table provides information on compensation paid in stock awards during 2007 and the amount of compensation expense we recognized for financial reporting purposes in 2007 under fair value accounting rules for prior stock option awards.
Director Compensation Table

					Change in
					Pension
				Non-	Value and
				Equity	Nonqualified
	Fees			Incentive	Deferred	All
	Earned			Plan	Compen-	Other
	or Paid	Stock	Option	Compen-	sation-	Compen-
Name	In Cash	Awards(1)	Awards(2)	sation	Earnings	sation	Total
Charles L. Cotterell	—	$17,400	$7,902	—	—	—	$25,302
James K. Klyman	—	17,400	7,902	—	—	—	25,302
Thomas F. Miller	—	23,200	7,705	—	—	—	30,905

(1)	Reflects the dollar amount recognized for financial statement reporting purposes during 2007 for stock awards of 3,000 shares to Messrs. Cotterell and Klyman and 4,000 shares to Mr. Miller, based on market price of our common stock on the date of the awards.

(2)	Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2007 for stock options granted in prior years, in accordance with SFAS No. 123(R). Assumptions used in the calculations of these amounts are included in footnote 9 to the consolidated financial statements included in the company’s 2007 annual report accompanying this proxy statement.
VOTING ITEM 1 – FIXING THE SIZE OF THE BOARD
General
     Our governing articles require the size of the board of directors to be fixed by vote of the shareholders at each annual meeting. The board can expand its size during the ensuing year by no more than one-third. For the last several years, the size of our board was established at four members. Its size was reduced to three members late in 2007 upon the death of Charles L. Cotterell, who had served on the board and several of its committees for over thirteen years. The board expects to maintain its size at three members, subject to its authority to add one additional member prior to the next annual meeting of shareholders.
Vote Required
     Approval of Voting Item – 1 requires the affirmative vote by holders of a majority of our common shares voting on the proposal in person or by proxy. The board recommends that shareholders vote “FOR” this proposal.
VOTING ITEM 2 – ELECTION OF DIRECTORS
General
     The term of office for each of our incumbent directors expires at the 2008 annual meeting. Each director elected at the meeting will hold office until the next annual meeting of shareholders or until his successor is elected or appointed. A listing of the nominees and a summary of their backgrounds is provided above under the caption “Information about the Board – Members of the Board.”

Vote Required
     Under our governing instruments, the three nominees receiving the greatest number of votes cast will be elected as directors. The board recommends that shareholders vote “FOR” the nominees.
VOTING ITEM 3 – RATIFICATION OF AUDITORS
Background
     Until 2005, we were required by the laws of British Columbia, where we are incorporated, to prepare our consolidated financial statements in accordance with accounting principles (“GAAP”) and auditing standards (“GAAS”) generally accepted in Canada. For each year from 1992 through 2005, our consolidated financial statements were prepared under Canadian GAAP and audited by Kraft Berger LLP (“Kraft Berger”), a firm of chartered accountants based in Toronto, Ontario. Because all of our operations are conducted in the United States through our wholly owned subsidiary, DPI, and through subsidiaries of DPI, we also prepared consolidating financial statements for DPI and its subsidiaries in accordance with U.S. GAAP. For each year from 1998 through 2005, those financial statements were audited by Hall, Kistler & Company LLP (“Hall Kistler”), a firm of certified public accountants headquartered in Canton, Ohio.
     In view of changes in Canadian federal law and the laws of British Columbia for publicly held companies that file reports under the Securities Exchange Act of 1934, we adopted U.S. GAAP and engaged Hall Kistler to audit our consolidated financial statements for 2007 and 2006 under U.S. GAAS. In recommending the adoption of U.S. GAAP, our audit committee considered that the only differences in accounting principles that have historically affected our consolidated financial statements involve reporting of other comprehensive income and the carrying value of an investment in municipal bonds, neither of which had a material effect on our reported financial condition or results for prior periods. The committee also considered that the adoption of U.S. GAAP and engagement of U.S. auditors would eliminate the costs and complexities of separate accounting principles and auditors at the parent company and operating company levels. This was approved by our shareholders at the last two annual meetings. Subject to ratification by our shareholders, we have engaged Hall Kistler as our principal independent public accountants to audit our consolidated financial statements for 2008.
Vote Required
     Ratification of Hall Kistler to act as our principal independent public accountants for the 2008 audit cycle requires the affirmative vote by holders of a majority of our common shares voting in person or by proxy at the meeting. The board recommends that shareholders vote “FOR” the proposal to ratify the engagement of Hall Kistler to audit our consolidated financial statements for 2008.
INDEPENDENT AUDITOR FEES AND SERVICES
Prior Audit Fees and Services
     The following table shows the fees we were billed for professional services rendered in 2007 and 2006 by Hall Kistler and Kraft Berger. Neither firm provided any information technology or other products or services to us in the last two years.

	Year Ended December 31,
	2007	2006
Audit fees(1)	$96,950	$76,877
Tax fees(2)	4,022	10,956

(1)	Reflects professional fees billed for the audit of our consolidated financial statements and review of our quarterly condensed consolidated financial statements, but does not include additional fees of $4,190 in 2007 or $2,583 in 2006 billed by Kraft Berger to update their audit reports for prior years.

(2)	Reflects tax compliance fees for the preparation of tax returns and consulting fees for tax planning services performed by Kraft Berger.

Audit Committee Pre-Approval Policies and Procedures
     Our audit committee annually reviews and pre-approves the audit, review and permitted non-audit services to be provided during the next audit cycle by the company’s independent auditors. As part of that process, the audit committee reviews and approves a budget for each of those services. The pre-approval covers the term of the annual audit cycle. If any additional services or increases in a pre-approved budget are proposed during the term of an audit cycle, they are subject to further review and pre-approval procedures by the audit committee. As part of its annual or interim pre-approval process for these services and fees, the audit committee requires confirmation from the auditors whether, in their view, their services are consistent with applicable auditor independence requirements. The engagement of Hall Kistler for the audit of our consolidated financial statements for 2008 was approved by the audit committee, subject to ratification by our shareholders. The audit committee’s approval covered audit fees we will incur for these services from Hall Kistler during the 2008 audit cycle.
AUDIT COMMITTEE REPORT
     The audit committee oversees our internal controls and financial reporting process on behalf of the board. Management has the primary responsibility for the preparation of financial statements and the establishment and maintenance of the system of internal controls. The system is designed to provide reasonable assurance on the reliability of financial reporting, effectiveness of operations and compliance with applicable accounting and regulatory standards. In fulfilling its oversight responsibilities, the audit committee reviews the effectiveness of internal controls, the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In conducting its review for the 2007 audit cycle, the committee discussed these issues with management and our independent auditors. The audit committee also reviewed the written disclosures from the auditors required by Independence Standards Board Standard No. 1 and held discussions with representatives of our auditors, with and without the presence of management, on the matters involving auditing standards covered by the Statement of Auditing Standards No. 61, as well as the results of their audit and the overall quality of our financial reporting. Based on its review and discussions on our 2007 audit cycle, the audit committee recommended to the board that our audited consolidated financial statements for the year ended December 31, 2007 be included in our annual report on Form 10-K for 2007.

This report for the year ended December 31, 2007 has been approved by the following members of the audit committee:	James K. Klyman	Thomas F. Miller
MANAGEMENT
Executive Officers
     The following table lists our executive officers, together with their ages as of the date of this proxy statement and their tenure with the company.

			Officer
Name	Age	Position	Since
William S. Daugherty	53	President and CEO Chairman of the Board	1993 1995
Michael P. Windisch	33	Chief Financial Officer	2002
William G. Barr III	58	Vice President	2004
D. Michael Wallen	53	Vice President	1995
Biographical Information
     Information about Mr. Daugherty is provided above under the caption “Information about the Board – Members of the Board.” A summary of the business experience and background of our other executive officers is set forth below.

     Michael P. Windisch joined NGAS and DPI in September 2002 as Chief Financial Officer. Prior to that time, Mr. Windisch was employed by PricewaterhouseCoopers LLP, participating for five years in the firm’s audit practice. He was recently named Regional Financial Executive of the Year by the Institute of Management Accountants and Robert Half International. He is a member of the American Institute of Certified Public Accountants and holds a B.S. Degree from Miami University, Oxford, Ohio, where he serves on the Advisory Board of the Department of Finance.
     William G. Barr III has served as a Vice President of NGAS since 2004 and as Chief Executive Officer of DPI since September 2005, having served as a Vice President of DPI from 1993 until being appointed its CEO. Mr. Barr has more than 30 years’ experience in the corporate and legal sectors of the oil and gas industry. Before joining DPI, he served in senior management positions with several oil and gas exploration and production companies and built a significant natural resource law practice. Mr. Barr currently serves as Governing Member Trustee for the Energy & Mineral Law Foundation. He also serves as President of KOGA and as a member of its Board of Directors, as well as Vice Chairman of the Kentucky Gas Pipeline Authority. He received a Juris Doctorate from the University of Kentucky, Lexington, Kentucky.
     D. Michael Wallen has served as a Vice President of NGAS since 1997 and as a Vice President of DPI between 1995 and September 2005, when he was appointed as its President. For six years before joining DPI, he served as the Director of the Kentucky Division of Oil and Gas. He has more than 25 years’ experience as a drilling and completion engineer for various exploration and production companies. Mr. Wallen recently served as President of KOGA and currently serves as a member of its Board of Directors and Executive Committee. He has also served as President of the Eastern Kentucky Section of the Society of Petroleum Engineers and as the Governor’s Representative to the Interstate Oil & Gas Compact Commission. Mr. Wallen holds a B.S. Degree in physics from Morehead State University, Morehead, Kentucky.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
     Our compensation philosophy is focused on retaining our executive talent and rewarding their delivery of superior operating results and value creation for our shareholders. We are a niche energy company operating in a high demand, capital intensive environment. We specialize in unconventional natural gas basins, principally in the southern portion of the Appalachian Basin. The development of natural resources in Appalachia has historically been dominated by coal mining interests. We assemble and generate our own geological prospects in this region, where we have established expertise and recognition. Our success in executing our business strategy is dependent on the operating experience of our senior management and the professional relationships they have developed over more than two decades with industry partners, suppliers and mineral interest owners in this region. Our compensation program is designed to encourage the initiatives of senior management and recognize their contributions to the growth in our oil and gas production, reserves and strategic infrastructure position. We set the following overall goals as the framework for implementing this program:
•	Provide market competitive compensation opportunities and incentives designed to retain and motivate highly qualified personnel;

•	Link annual compensation to both individual performance and company-wide results, with a view to balancing the relationship between executive compensation and performance in the best interests of our shareholders;

•	Allocate the components of our compensation packages to reflect competitive market conditions and strategic business needs; and

•	Expose incentive compensation levels to performance risk, and correlate annual awards to the achievement of both short term results and the implementation of business initiatives aimed at ensuring long term success.
Compensation Elements
     General. Our executive compensation program is designed to provide a competitive mix of both current and long term payouts comprised of the following elements:

•	Base salary;

•	Annual incentive bonuses;

•	Long term equity based incentives in the form of stock awards and stock option grants;

•	Medical and other employee benefits and perquisites; and

•	Post-termination benefits.
     Allocation Among Compensation Elements. In determining executive compensation for the year, we consider the total amount to be paid or earned by each officer from all forms of compensation. The size and proportion of each element is based on our assessment of competitive market practices as well as individual and company performance in the prior year. Generally, the level of incentive compensation, both variable pay and equity based, increases as a percentage of total compensation in relation to an executive officer’s responsibilities within the company. We believe it is appropriate to expose a significant part of executive compensation to performance risk, depending upon seniority. Since our business is subject to a high degree of commodity price volatility that can affect the market price of our common stock in either direction, we do not include stock price levels among our performance criteria. In allocating among compensation elements, however, we do consider prior equity based incentive awards and current stock and stock option holdings by our senior management.
     The following table summarizes the relative size of base salary, incentive awards and other compensation paid or earned by our CEO, principal financial officer (“CFO”) and the other executive offices of the company (the “named executive officers”) for the last two years. Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2007 and 2006 for stock options granted in prior years, in accordance with SFAS No. 123(R). Assumptions used in the calculations of these amounts are included in footnote 9 to the consolidated financial statements included in our 2007 annual report accompanying this proxy statement.

		Percentage of Total Compensation
					Prior	All Other
		Base	Incentive	Stock	Option	Compen-
Name	Year	Salary	Bonus	Awards	Awards	sation
William S. Daugherty	2007	62.7%	10.0%	—	21.2%	6.1%
	2006	37.0	35.6	2.1%	21.9	3.5

Michael P. Windisch	2007	54.1	13.4	—	28.3	4.2
	2006	29.0	37.3	3.9	27.5	2.4

William G. Barr III	2007	57.6	11.7	—	24.8	5.9
	2006	31.5	39.2	2.3	23.8	3.2

D. Michael Wallen	2007	56.9	11.6	—	24.5	7.0
	2006	31.5	38.8	2.3	23.8	3.4
     Base Salary. Base salary is the part of cash compensation established for our executive officers, without any contingencies, at levels we believe are competitive. The level determined for each executive is based on the officer’s responsibilities, expertise, sustained individual performance and contributions to the overall workload and achievements of the senior management team. This is the foundation of our compensation program since most other components are determined in relation to base salary. The correlation is indirect for annual and long term equity based incentives and direct for potential payments under our executive retention and change in control program, which are established under various conditions as a multiple of base salary and bonus. See “Potential Payments upon Termination or Change in Control.”
     Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in our industry for similar positions. Generally, we believe that executive base salaries should be targeted near the market median for executives in similar positions with similar responsibilities at comparable companies. Base salaries for our named executive officers, including the CEO, are generally set within a range intended to reflect the general market median for our industry sector and size, with individual variances for experience and overall contributions, consistent with our pay for performance philosophy. We do not rely on outside compensation consultants but instead develop our own competitive market information from publicly available data and industry surveys. We focus on market data from a mix of both direct competitors and comparably sized energy companies that compete with us for executive talent, although we do not use “benchmarking” or other strict formulas to establish executive compensation by comparison to other companies.
     In determining base salaries for our executive officers, the compensation committee is guided by recommendations from the CEO. Changes to those recommendations may be developed by the committee with or without the participation of the CEO, with a view to maintaining an equitable internal apportionment for seniority and other appropriate considerations. Base salaries of our named executive officers for 2007 were approved by the committee in December 2006. They were established at the same rates in effect for 2006, which had been increased by 27% for our CEO, 36% for our CFO and 22% for our other named executive officers above their salary rates for 2005.
     Cash Bonuses. Historically, our executive compensation program reflected below market levels of cash compensation, balanced by equity incentives through stock awards and stock option grants as a major component of total compensation. Over the last several years, the growth in our business has provided us with the financial flexibility to place greater reliance on annual cash bonuses instead of equity based incentive awards. Although equity awards provide a means of reducing our cash compensation expenses while offering our senior management opportunities to increase their proprietary interests in the company, they also involve adverse tax consequences for our executives. These factors contributed to increased weight placed on cash bonuses as a percentage of total compensation for our senior management from 2004 through 2006.
     Our annual cash bonus program has become the key component of our performance-based, at-risk compensation packages for senior management. Annual awards are intended to provide incentives for our management team to make decisions that drive our annual performance and translate into long term value creation. The program provides flexibility for appropriately rewarding our executives in line with our overall performance and their individual contributions to our success based on measures that support shareholder interests. The amount of annual cash bonuses paid to our executive officers is based on the following general factors:
•	Evaluation of the company’s quantitative financial and operating results, measured across a broad range of annual performance scales;

•	Realization of the company’s near and long term strategic objectives;

•	Qualitative assessment of each officer’s contribution to our attainment of those performance goals; and

•	Position of the executive within the company.
     In determining annual cash bonuses for our executive officers, the compensation committee uses a process similar to salary setting procedures, with a starting point based on recommendations from the CEO. In addition to company-wide performance measures, those recommendations reflect assessments of each executive’s competencies and contributions both within and outside the organization. Under our cash bonus program, the compensation committee uses its discretion and subjective judgment rather than fixed formulas for determining appropriate annual levels of incentive payments for senior management. In setting bonus levels for 2007, the committee considered various benchmarks achieved by the company in 2006, including the following:
•	Increased production by 57% and total revenues by 28%;

•	Added 25.7 Bcfe to proved reserves, reflecting an annual growth rate of 34%, predominantly through drilling;

•	Sponsored drilling programs with outside capital totaling $33.3 million and participated in 226 wells;

•	Consolidated strategic position with the acquisition of midstream assets that provide deliverability directly from the wellhead to the interstate pipeline network;

•	Expanded field-wide gas gathering systems by 103 miles; and

•	Realized earnings of $0.09 per share, with discretionary cash flow of $0.71 per share.
     The weight placed on these achievements was balanced by longer range considerations faced by the company at the time that bonus awards were being evaluated by the committee. Consistent with prior practice, these decisions were made by the committee in two stages for 2007 bonus awards, the first during January after assessing our operating results for prior year and the second in April after completing our 2006 audit cycle. In evaluating operating results, the committee considered that net income of $507,789 for the fourth quarter of 2006, or $0.02 per share, had benefited from an after tax gain of $1.6 million, amounting to $0.05 per share, on the sale of some non-core assets. The initiatives leading to these non-recurring gains had been taken into account for bonus awards in 2006, which reflected increases of 23% for our CEO and Mr. Wallen, 93% for our CFO and 24% for Mr. Barr above their annual bonuses for 2005.
     The committee also considered various challenges facing the company at the time of its deliberations. These included complexities encountered with ongoing infrastructural build-outs and disappointing results for the first phase of an exploratory project targeting the shallow New Albany shale formation on the eastern rim of the Illinois Basin in western Kentucky. At that time, the board was also assessing management’s recommendation for a shift in our business model to retain all of our available working interests in new wells drilled on core operated properties, limiting our reliance on future drilling programs to non-operated initiatives. While implementing this strategy was an important part of our transition to a production based business, it was expected to entail a reduction in our contract drilling revenues and an increase in our capital expenditure requirements for higher interest wells.
     Based on these considerations and recommendations from the CEO, annual bonus awards for our named executive officers in 2007 were substantially curtailed. Overall, bonus awards for 2007 reflect reductions of 83% for our CEO and Mr. Wallen, 81% for our CFO and 84% for Mr. Barr below their annual bonuses for 2006.
     Long Term Equity Based Incentives. We maintain three equity incentive plans for the benefit of our officers, directors and employees. The first two plans, adopted in 1997 and 2001, provide for the grant of options to purchase an aggregate of 3,600,000 common shares at prevailing market prices, vesting over a period of up to five years and expiring up to ten years from the date of grant. The third plan, adopted in 2003, provides for the grant of stock awards and stock options for an aggregate of up to 4,000,000 common shares. Stock awards may be subject to vesting conditions and trading restrictions specified at the time of grant. Option grants must be at prevailing market prices and may be subject to vesting requirements over a period of up to ten years from the date of grant. Any unvested options granted under the plans are subject to accelerated vesting upon any change in control of the company, as defined in the management agreements described below. See “Potential Payments upon Termination or Change in Control.”
     Decisions about grants under our equity incentive plans are generally made by the compensation committee after announcement of our annual and second quarter operating and financial results. This enables the committee to evaluate company-wide and individual performance in establishing the level of awards and also ensures that our current operating and financial information is publicly available before the grants are made. We do not time the granting of options or stock awards with any favorable or unfavorable news about the company. The tables included in the “Executive Compensation” section of this proxy statement provide specific information about participation by the named executive officers under our equity incentive plans. No stock awards or option grants were made to our named executive officers under these plans during 2007.
     Employee Benefits and Perquisites. We provide certain perquisites designed to enhance the effectiveness of our executive officers and maintain the competitiveness of our overall compensation program. In general, our senior executives are provided with a company car or car allowance, club dues and access to company aircraft for business and occasional personal use. In addition, all of our employees, including the named executive officers, have health insurance coverage through the company and are entitled to contributions by the company under our 401(k) plan. The 401(k) plan allows all eligible employees to defer up to 15% of their annual compensation through plan contributions, with matching contributions by the company up to 3% of the participating employees’ compensation, plus half of their plan contributions between 3% and 5% of annual compensation. Specific information about the incremental cost to the company of providing employee benefits and perquisites to our named executive officers is provided in Note 3 to the Summary Compensation Table on page 15 of this proxy statement.
Potential Payments upon Termination for Change in Control
     General. We have no employment agreements or termination arrangements with any of our executive officers other than arrangements for contingent payments and benefits they may earn under an executive retention and change in control program we adopted in February 2004. The program was established for two primary purposes:

•	Encourage our senior management team to remain with the company for at least five years by providing a cash bonus and vesting of stock options at the end of the five-year retention period; and

•	Create security for the executives but not an incentive to leave the company following any sale or other transaction that results in a change in control of the company.
     The terms of the program are covered by separate long term incentive agreements, indemnification agreements and change of control agreements with each of our named executive officers. The three types of agreements are summarized separately below and are referred to collectively in this proxy statement as the “management agreements.”
     Long Term Incentive Agreements. The long term incentive agreements entitle our named executive officers to incentive awards if they continue to serve as executive officers of the company until February 25, 2009 or until their employment is terminated without cause or they resign for good reason following a change in control. For this purpose, a change in control, a termination without cause or a resignation for good reason have the same definitions used in the change of control agreements described below. The long term incentive awards amount to a cash bonus of one times the officer’s annual compensation and vesting of options granted to each officer for 200,000 common shares at an exercise price of $4.03 per share, which was the closing price of our common stock on the date we adopted the management agreements.
     Indemnification Agreements. The indemnification agreements entitle our named executive officers to advancement or reimbursement of their legal expenses, to the fullest extent permitted by law, if they are involved in litigation as a result of performing services for the company or other enterprise at its request. The right to indemnification is conditioned on meeting a specified standard of care, generally requiring the officer to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company.
     Change of Control Agreements. The change of control agreements are designed to encourage our executives to remain focused on our business during any change in control process and to assure their continued availability during the transition to new ownership following any change in control transaction. Any benefits under the change of control agreements with our executives require a double trigger, both a change in our control and either the termination of their employment without cause or their resignation for good reason after the change in control. For purposes of the management agreements, a change in control includes any of the following events:
•	the acquisition of 20% or more of our voting stock by any person or group;

•	the sale or lease of all or substantially all our assets to any person other than a subsidiary;

•	the approval by shareholders of any plan of liquidation or dissolution of the company, or

•	the reconstitution of our board during any period of twelve consecutive months with individuals who were not directors at the beginning of that period or whose nomination was not approved by a majority of the directors in office at the beginning of that period.
     The change of control agreements become operative for a fixed five-year period if a change in control occurs or the company enters into any arrangements for a transaction that would result in a change in control. During that period, the terms and conditions of the executive’s employment may not be adversely changed without the executive’s consent. This includes the executive’s position, location, compensation or benefits. If any of these changes are implemented, or if new ownership fails to grant salary increases to a named executive officer at least substantially comparable with their other senior executives, the named executive officer may resign for good reason. In that event, the executive will be entitled to severance benefits equal to four times his annual compensation, payable in a lump sum or installments at his election. These benefits will also be payable if the executive is terminated without cause by new ownership within five years after the change in control. Cause is defined in the management agreements as conviction of a felony of any nature or a misdemeanor involving embezzlement of corporate property.
     Long Term Incentive Payout. If any of our named executive officers resign or are terminated for any reason before the expiration of the retention period under their long term incentive agreements, they will not be entitled to any severance benefits under the management agreements. At the end of the retention period or any earlier vesting event, stock options for 200,000 common shares granted to each of our named executive officers under the agreements will become exercisable at $4.03 per share during the twelve-month period following the vesting event. Each executive will also be entitled to a retention bonus payable upon a vesting event under those agreements. Based on the compensation paid or earned by the named executive officers in 2007, this would amount to $405,856 for Mr. Daugherty, $187,239 for Mr. Windisch and $330,856 for both Mr. Barr and Mr. Wallen.
     Change in Control Severance Benefits. In addition to benefits under the long term incentive agreements, if any of our named executive officers resign for good reason or are terminated without cause within five years after any change in control of the company, they will be entitled to severance benefits under their change of control agreements with the company. Based on the compensation paid or earned by the named executive officers in 2007, this would amount to $1,623,424 for Mr. Daugherty, $748,956 for Mr. Windisch and $1,323,424 for both Mr. Barr and Mr. Wallen.
Tax Treatment of Compensation
     Performance-Based Compensation. For federal income tax purposes, publicly held companies may not take a tax deduction for annual compensation exceeding $1 million paid to an executive officer unless certain requirements for “performance-based” compensation are met under section 162(m) of the Internal Revenue Code. Under these rules, annual compensation to an executive in excess of $1 million will only be deductible by the company if it is paid:
•	Solely upon attainment of one or more performance goals:

•	Pursuant to a qualifying performance-based compensation plan; and

•	Material terms of the plan, including the performance goals, have been approved by shareholders before the payment of the compensation.
     Equity Awards. We are entitled to a federal income tax deduction from the grant of a stock award under our incentive stock and stock option plan in an amount equal to the market value of the awarded shares at the time of the grant or, if the grant is conditioned upon the lapse of time or other condition, at the time that condition is satisfied. For stock option awards, unless the recipient satisfies certain holding periods, the option will be treated as non-qualified for federal income tax purposes, entitling us to a deduction equal to the difference between the option exercise price and the market value of the stock on the date the option is exercised.
Compensation Related Policies
     Stock Ownership Guidelines. We have a long standing policy emphasizing the importance of stock ownership by our officers, directors and key employees. Since 1997, we have maintained equity plans recognizing their contributions and aligning their interests with other shareholders through stock option grants and, beginning in 2003, through stock awards under an incentive stock and stock option plan approved that year by our shareholders. Although we have no formal guidelines or requirements for specific ownership levels, in reviewing the equity positions held by the members of our management team in 2007, the compensation committee determined that our executives have high ownership levels compared to the management of peer companies and that our directors also have appropriate ownership positions in our stock.
     Trading Restrictions. We have established policies prohibiting our officers, directors and employees from trading in our securities while in possession of any material, non-public information or using proprietary information about the company for their personal benefit in any unlawful or inappropriate manner. As part of these policies, we impose blackout periods prior to our filing of quarterly and annual reports. Our policies also prohibit our officers, directors and employees from speculating in our stock. This includes short selling the stock, buying or selling publicly traded options for the stock, hedging or any other types of derivative arrangements that would have a similar economic effect.
COMPENSATION COMMITTEE REPORT
     Based on its discussions with senior management and evaluations, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the compensation committee:	James K. Klyman	Thomas F. Miller

EXECUTIVE COMPENSATION
     The tables listed below are presented in the following sections of this proxy statement to provide information about the compensation paid or earned by our CEO, CFO and other named executive offices for the years ended December 31, 2007 and 2006. The elements of compensation listed in the tables and the policies underlying their determination are described by category in the “Compensation Discussion and Analysis” section of this proxy statement. The footnotes to the following tables provide additional information to explain the tabular disclosures and are an important part of the disclosures. Unless otherwise indicated in the footnotes, these tables do not include any contingent or post-termination compensation that may be payable under the management agreements following a vesting event, including any change in control of the company. The management agreements are described in the “Compensation Discussion and Analysis” section of this proxy statement under the caption “Potential Payments upon Termination or Change in Control.”
•	Summary Compensation Table

•	Outstanding Equity Awards

•	Option Exercises and Stock Vested
Summary Compensation Table
     The following table summarizes all forms of compensation paid or earned by the CEO, CFO and other named executive officers for services rendered to the company in 2007 and 2006.

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and Principal				Stock	Option	Compen-	sation-	Compen-
Position	Year	Salary	Bonus	Awards	Awards(1)	sation(2)	Earnings	sation(3)	Total
William S. Daugherty	2007	$350,000	$55,856	—	$118,536	—	—	$33,728	$558,120
CEO	2006	350,000	337,000	$20,100	207,288	—	—	32,817	947,205
Michael P. Windisch	2007	150,000	37,239	—	78,532	—	—	11,570	277,340
CFO	2006	150,000	193,000	20,100	142,373	—	—	12,400	517,873
William G. Barr III	2007	275,000	55,856	—	118,536	—	—	28,020	477,412
Vice President	2006	275,000	342,000	20,100	207,288	—	—	27,820	872,208
D. Michael Wallen	2007	275,000	55,856	—	118,536	—	—	34,058	483,450
Vice President	2006	275,000	337,000	20,100	207,288	—	—	29,932	869,320

(1)	Values for stock options reflect the amount of compensation expense we recognized for financial reporting purposes during 2007 and 2006 for stock options granted in prior years, in accordance with SFAS No. 123(R). Assumptions used in the calculations of these amounts are included in footnote 9 to the consolidated financial statements included in the company’s 2007 annual report accompanying this proxy statement.

(2)	Does not reflect amounts that may be payable upon any termination of an executive officer without cause or his resignation for good reason within five years following any change in control of the company. See “Compensation Discussion and Analysis – Potential Payments Upon Termination or Change in Control.”

(3)	Reflects:

•	matching contributions under the company’s 401(k) plan;

•	dues for club memberships, which are provided primarily for business use but recorded in their full amounts;

•	personal use of company automobile or car allowance provided by the company; and

•	personal use of the company’s aircraft, as calculated under the incremental cost method, which includes the incremental cost of items such as fuel, maintenance, airport and pilot services.
The following table provides a breakdown of these amounts, which are provided under arrangements described in the Compensation Discussion and Analysis on page 12.

		Matching		Personal	Personal
		Contributions	Club	Automobile	Use of
		Under 401(k)	Membership	Use or	Company
Name	Year	Plan	Dues	Allowance	Aircraft
William S. Daugherty	2007	$9,000	$—	$14,390	$10,338
	2006	8,800	—	11,912	12,105
Michael P. Windisch	2007	7,490	4,080	—	—
	2006	8,800	3,600	—	—
William G. Barr III	2007	9,000	500	13,000	5,520
	2006	8,800	500	13,000	5,520
D. Michael Wallen	2007	9,000	4,080	13,378	7,600
	2006	8,800	3,600	8,732	8,800
Outstanding Equity Awards
     The following table provides information about stock options held by our named executive officers as of December 31, 2007 and the status of their stock awards at year end.

	Option Awards					Stock Awards
								Equity Incentive
								Plan Awards
									Market or
									Payout
								Number of	Value of
			Equity Incentive				Market	Unearned	Unearned
			Plan Awards:			Number	Value of	Shares,	Shares,
			Number of			of Shares	Units or	Units or	Units or
	Number of	Number of	Securities			or Units	or Units	Other	Other
	Securities	Securities	Underlying			of Stock	of Stock	Rights	Rights
	Underlying	Underlying	Unexercised	Option		That	That	That	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)(2)	($)	Date	(#)	($)	(#)	($)
	Exercisable	Unexercisable
William S. Daugherty	100,000 (1)	—	—	$1.02	01/02/08	—	—	—	—
	150,000	—	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	150,000	—	—	4.09	08/30/09	—	—	—	—
	150,000	—	—	7.04	08/18/10	—	—	—	—
Michael P. Windisch	56,250	—	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	100,000	—	—	4.09	08/30/09	—	—	—	—
	100,000	—	—	7.04	08/18/10	—	—	—	—
William G. Barr III	25,000	—	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	125,000	—	—	4.09	08/30/09	—	—	—	—
	150,000	—	—	7.04	08/18/10	—	—	—	—
D. Michael Wallen	150,000	—	—	4.03	02/25/09	—	—	—	—
	—	—	200,000	4.03	02/25/10	—	—	—	—
	150,000	—	—	4.09	08/30/09	—	—	—	—
	150,000	—	—	7.04	08/18/10	—	—	—	—

(1)	These options were exercised in full on January 2, 2008.

(2)	The options for these shares will vest on February 25, 2009 or any prior employment termination without cause or resignation for good reason following any change in control of the company. See “Compensation Discussion and Analysis – Potential Payments upon Termination or Change in Control.”

     The following table provides information on stock option exercises by our named executive officers and the vesting of stock awards during 2007.
Option Exercises and Stock Vested

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	On Exercise	On Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)
William S. Daugherty	—	$—	—	—
Michael P. Windisch	63,750	341,144	—	—
William G. Barr III	50,000	138,500	—	—
D. Michael Wallen	—	—	—	—
STOCK OWNERSHIP AND RELATED MATTERS
5% Beneficial Owners and Management Ownership
     The following table shows the amount of our common stock beneficially owned as of April 29, 2008 by each person known to beneficially own more than 5% of our common shares, each of our directors and named executive officers and the directors and named executive officers as a group. The address for each of our directors and named executive officers is c/o NGAS Resources, Inc., 120 Prosperous Place, Suite 201, Lexington, KY 40509.

	Common Stock
	Beneficially		Percentage
5% Beneficial Owner	Owned		of Class
J. Carlo Cannell	2,219,500	(1)	8.46%

Cannell Capital, LLC
240 East Deloney Avenue, Jackson, WY 83001

Named Executive Officers and Directors

William S. Daugherty	1,074,807	(2)	4.03%
D. Michael Wallen	600,807	(2)	2.25
William G. Barr III	362,876	(3)	1.37
Michael P. Windisch	292,450	(4)	1.10
James K. Klyman	42,000	(5)	0.16
Thomas F. Miller	39,000	(6)	0.15

All named executive officers and directors as a group (6 persons)	2,478,940	(7)	8.92%

(1)	Based on a Schedule 13G/A filed with the SEC, the reported shares are held of record as of December 31, 2007 by clients of Cannell Capital, LLC (the “Adviser”). The Adviser, in its capacity as investment adviser to the record holders, and J. Carlo Cannell, in his capacity as the sole managing member of the Adviser, are deemed to beneficially own these shares.

(2)	Includes 450,000 shares issuable upon the exercise of vested stock options.

(3)	Includes 300,000 shares issuable upon the exercise of vested stock options.

(4)	Includes 256,250 shares issuable upon the exercise of vested stock options.

(5)	Includes 30,000 shares issuable upon the exercise of vested stock options.

(6)	Includes 20,000 shares issuable upon the exercise of vested stock options.

(7)	Includes 1,506,250 shares issuable upon the exercise of vested stock options.
Compliance with Section 16(a) of the Exchange Act
     Based on a review of reporting forms filed with the SEC to disclose changes in beneficial ownership of our common stock, none of our directors or executive officers failed to file any required reports on a timely basis during 2007.

Security Holders
     As of April 29, 2008, there were 630 holders of record of our common stock. We estimate there were approximately 7,500 beneficial owners of our common stock as of that date.
Dividend Policy
     We have never paid cash dividends on our common stock. Our current policy is to retain any future earnings to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board and will depend on our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board deems relevant.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following table shows the amounts owed to the company for unsecured loans to our named executive officers as of December 31, 2007.

	Involvement of	Largest Amount	Amount Outstanding at
Name and Principal Position	Issuer or Subsidiary	Outstanding in 2007	at December 31, 2007
William S. Daugherty	Lender	$89,064	$89,064
Chairman, President and CEO
William G. Barr III	Lender	54,365	54,365
Vice President
D. Michael Wallen	Lender	28,000	28,000
Vice President
     The building in Lexington, Kentucky that houses our principal and administrative offices was acquired in the first quarter of 2006 by a company formed for that purpose by our named executive officers and a key employee of the company. At the time of the sale, our lease covered 12,109 square feet at a monthly rent of $18,389 through expiration in February 2008. Following the sale of the building, we entered into a lease modification for an additional 1,743 square feet at a monthly rent of $2,542. In November 2007, we entered into lease renewals for a five-year term at monthly rents totaling $20,398, subject to annual escalations on the same terms as our prior lease. The terms of the initial lease modification and subsequent lease renewals were negotiated on our behalf by one of our independent directors appointed for that purpose by our board. The negotiations were conducted at arms’ length with the management company for the building, and the terms reflect prevailing rental rates with other tenants in our building and comparable office buildings in our locale.
OTHER MATTERS
     Our board has approved this proxy statement and the accompanying proxy card for solicitation of shareholder approval of the proposals presented in these materials at our 2008 annual meeting. The board knows of no other matters to be presented at the meeting. If any additional matter should be presented properly, it is intended that proxies will be voted in accordance with the discretion of the named proxy holder.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other reports and information with the SEC. You may request a copy of these filings at no cost by writing or calling us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948. Printable versions of these reports, along with our code of ethics and board committee charters, are also available online at www.ngas.com.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Any proposal that a shareholder wishes to present for consideration at our 2009 annual general meeting must be received by the company at our principal executive offices no later than March 1, 2009. This date has been selected to provide sufficient time to consider the proposal for inclusion in our 2009 proxy materials.

Lexington, Kentucky	BY ORDER OF THE BOARD OF DIRECTORS
April 29, 2008

William S. Daugherty
Chairman of the Board, President and Chief Executive Officer

SHAREHOLDER INFORMATION
Annual Meeting Location
700 Standard Life Building
625 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 2T6
Corporate Offices
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Tel: (859) 263-3948
Fax: (859) 263-4228
Email: ngas@ngas.com
Web: www.ngas.com
Hours: 8 a.m. – 5:30 p.m. (Eastern) Mon. – Fri.
Transfer Agent and Registrar
Computershare Investor Services Inc.
510 Burrard Street, 3rd Floor
Vancouver, British Columbia
Canada V6C 3B9
Tel: (604) 689-9853
Fax: (604) 689-8144
Web: www.computershare.com
Hours: 8 a.m. – 4:00 p.m. (Pacific) Mon. – Fri.
Analyst Inquiries
Michael P. Windisch
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Tel: (859) 263-3948
Fax: (859) 263-4228
Email: ngas@ngas.com
Common Stock Listing
Nasdaq Global Select Market
Trading Symbol: NGAS
Newspaper Listing: NGAS
Registered and Records Office
Maitland & Company
700 Standard Life Building
625 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 2T6
Tel: (604) 681-7474
Fax: (604) 681-3896
Canadian Counsel
Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 2T6
Tel: (604) 681-7474
Fax: (604) 681-3896
U.S. Counsel
Stahl & Zelmanovitz
747 Third Avenue, 33rd Floor
New York, New York 10017
Tel: (212) 826-6363
Fax: (212) 826-6402
Shareholder Inquiries
Shareholder Administration
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509 USA
Tel: (859) 263-3948
Fax: (859) 263-4228
Email: ngas@ngas.com
Web: www.ngas.com

NGAS RESOURCES INC

Security Class

Holder Account Number

Form of Proxy - Annual Meeting to be held on June 26, 2008
This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 5:00 p.m., EST on Tuesday, on June 24, 2008.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

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Appointment of Proxyholder
The undersigned shareholder (“Registered Shareholder”) of NGAS Resources, Inc. (the “Corporation”) hereby appoints: William S. Daugherty,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.
as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of NGAS Resources, Inc. to be held at 625 Howe Street, Suite 700, Vancouver, British Columbia on Thursday, June 26, 2008 at 2:00 p.m. (PDT) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

							For	Against

1. Determine the Number of Directors							☐	☐
Determine the number of Directors at three.

2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. William S. Daugherty	☐	☐	02. James K. Klyman	☐	☐	03. Thomas S. Miller	☐	☐

							For	Withhold

3. Appointment of Auditors							☐	☐
Appointment of Hall Kistler & Company L.L.P. as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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